UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

Elephant Talk Communications Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report, including the exhibits, includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Current Report are subject to significant risks and uncertainties, including but limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations; our potential lack of revenue growth; our potential inability to regain compliance with the listing standards of the NYSE MKT LLC; our potential inability to continue as a going concern; and other factors detailed in our filings with the Securities and Exchange Commission. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control). We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2014, Elephant Talk Communications Corp. (the “Company”) received a notice from the NYSE MKT LLC (the “Exchange”) indicating that the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide of the Exchange (the “Company Guide”). As a result, the Exchange accepted the Company’s updated plan of compliance (the “Plan”) and granted the Company a further extension until November 17, 2014 (the “Plan Period”) to regain compliance with the continued listing standards. The Exchange has indicated that the Plan Period is the maximum allowable under Section 1009 of the Company Guide.

The Company initially received notice from the Exchange on May 17, 2013 indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The Company was afforded an opportunity to submit its initial plan of compliance to the Exchange, and, on May 31, 2013, the Company presented its Plan to the Exchange. On June 13, 2013, the Exchange accepted the Plan and granted the Company an extension until August 31, 2013 along with subsequent extensions to November 30, 2013, January 31, 2014 and April 30, 2014.

During the Plan Period, the Company will be subject to periodic review by the staff of the Exchange. Failure by the Company to demonstrate progress consistent with the Plan during the Plan Period or to regain compliance by the end of the Plan Period could result in the Exchange initiating delisting proceedings.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on May 15, 2014 announcing receipt of the Exchange’s notice on May 9, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth under Item 7.01 of this Current Report on Form 8-K and set forth in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained under Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release issued by Elephant Talk Communications Corp., dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: May 15, 2014	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Elephant Talk Communications Corp., dated May 15, 2014.